UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2017

RLJ ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

001-35675	45-4950432
(Commission File Number)	(IRS Employer Identification Number)

RLJ Entertainment, Inc.

8515 Georgia Avenue, Suite 650

Silver Spring, Maryland

(Address of principal executive offices)

Registrant’s telephone number, including area code: (301) 608-2115

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.Entry into a Material Definitive Agreement

On January 30, 2017, RLJ Entertainment, Inc. (the “Company”) entered into that certain First Amendment to Credit and Guaranty Agreement (the “Amendment”) with certain subsidiaries of the Company in their capacity as guarantors (the “Guarantor Subsidiaries”) and Digital Entertainment Holdings, LLC as administrative agent and lender under that certain Credit and Guaranty Agreement dated as of October 14, 2016 (the “Credit Agreement”), by and among the Company, the Guarantor Subsidiaries, the lenders party thereto from time to time and Digital Entertainment Holdings, LLC as administrative agent and collateral agent. Terms used but not defined herein have the meanings set forth in the Credit Agreement as amended by the Amendment.

The Amendment amended the Credit Agreement by adding an Incremental Tranche A Term Loan of $8 million, thereby increasing the aggregate principal amount of the Tranche A Term Loan from $5 million to $13 million. The Incremental Tranche A Term Loan is a Term Loan under the Credit Agreement. The Amendment reaffirms the Company’s and the Guarantor Subsidiaries’ obligations relating to the Term Loan and that such obligations remain in full force and effect.

The proceeds of the Incremental Tranche A Term Loan will be used to prepay the obligations of the Company under the unsecured subordinated promissory notes issued by the Company in October 2012, as amended and restated in October 2016 (the “Subordinated Notes”). As of December 31, 2016, the Subordinated Notes had an aggregate outstanding principal balance of $8.6 million, which was scheduled to amortize quarterly starting September 30, 2017, with final payment due July 31, 2018. The interest rate under the Subordinated Notes increased after January 1, 2017 from 1.5% to 12%.

The Amendment also (i) extended the Tranche A Term Loan Maturity Date from October 14, 2017 to June 30, 2019; (ii) amended the definition of Consolidated Fixed Charges to reflect the extended maturity date of the Tranche A Term Loan and the repayment of the Company’s subordinated debt with the proceeds of the Incremental Tranche A Term Loan; (iii) increased the maximum Senior Leverage Ratio as of the last day of Fiscal Year ending December 31, 2018 from 2.75:1.00 to 3.50:1.00; and (iv) amended the definition of Consolidated Adjusted EBITDA.  Except as expressly set forth in the Amendment, no other terms of the Credit Agreement or the Credit Documents were modified, or altered.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See disclosure above.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description

10.1	First Amendment to Credit and Guaranty Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RLJ ENTERTAINMENT, INC.

Date:	February 1, 2017	By:	/s/ MIGUEL PENELLA
		Name:	Miguel Penella
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to Credit and Guaranty Agreement

4